Exhibit 99.1

FLAGSTONE RE COMMENTS ON MOODY’S RATINGS REVIEW

LUXEMBOURG, Luxembourg – March 21, 2011 - Flagstone Reinsurance Holdings, S.A. (NYSE: FSR) today commented on the recent decision by Moody’s Investors Service to place the ratings of Flagstone Reinsurance Holdings, S.A. (Baa3 longer-term issuer rating) and its principal subsidiary Flagstone Reassurance Suisse S.A. (A3 insurance financial strength) under review.

Flagstone has communicated to Moody’s the Company’s desire to work closely with the agency in its review to provide additional information about Flagstone’s financial position. Despite the level of industry-wide losses as a result of events during the first quarter, the Company believes its financial position remains strong. Accordingly, Flagstone is disappointed in Moody’s decision to place the Company’s ratings under review and believes the action is unwarranted. Furthermore, the Company does not believe Moody’s rationale accurately reflects Flagstone’s overall risk exposure. Finally, Flagstone also believes that Moody’s has not adequately assessed the Company’s limited exposure to future events and the significant reinsurance protection it has in place.

Unfortunately, Flagstone believes that the Moody’s decision to review its ratings relies too much on subjective criteria rather than the modeled financial strength of the Company and Moody’s subjective approach has been an ongoing concern of the Company.

Flagstone maintains its “A-” (Excellent) rating by A.M. Best and “A-” (Stable) rating by Fitch Ratings and notes that the AM Best rating in particular is its principal rating for the assessment of financial strength and the ability to conduct business in the insurance and reinsurance market.

As previously announced, along with the entire industry, Flagstone is currently assessing the financial impact of the Japan events. While it remains too early to make a reasonable estimate of the Company’s losses, Flagstone does have significant reinsurance protection covering this and subsequent events, particularly should the size of the industry losses increase.

About Flagstone Reinsurance Holdings, S.A.
Flagstone Reinsurance Holdings, S.A., through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance and insurance businesses.

The Company is traded on the New York Stock Exchange under the symbol "FSR" and the Bermuda Stock Exchange under the symbol "FSR BH". Additional financial information and other items of interest are available at the Company's website located at http://www.flagstonere.com.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements.  In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: market conditions affecting the Company’s common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Contact:
Flagstone Reinsurance Holdings, S.A.
Brenton Slade:  +352 2 735 1515